Exhibit 32

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Electric Capital Corporation, (the "registrant") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Dennis D. Dammerman and James A. Parke, Chairman of the Board and Vice Chairman and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

October 31, 2003
/s/ Dennis D. Dammerman

Dennis D. Dammerman Chairman of the Board

/s/ James A. Parke

James A. Parke Vice Chairman and Chief Financial Officer

(1)

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